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                                                                    EXHIBIT 99.1
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                                [SEPRACOR LOGO]

                                                NEWS RELEASE
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                                                Contacts:
                                                David P. Southwell
                                                Chief Financial Officer
                                                Sepracor Inc.

                                                Jonae R. Barnes
                                                Director, Investor Relations
                                                Sepracor Inc.
                                                (508) 481-6700


                  SEPRACOR ANNOUNCES COLLABORATION WITH JANSSEN
                     FOR WORLDWIDE DEVELOPMENT AND MARKETING
                                OF NORASTEMIZOLE

MARLBOROUGH, Mass., Feb. 4, 1998 - Sepracor Inc. (Nasdaq: SEPR) today announced a collaboration and license agreement with Janssen Pharmaceutica, N.V., a wholly-owned subsidiary of Johnson & Johnson (NYSE: JNJ), relating to the development and marketing of norastemizole, a third generation nonsedating antihistamine. The market for nonsedating antihistamines is estimated to reach $5 billion in the United States by the year 2003. Norastemizole represents a potentially important new entry into this class of drugs, which currently includes Claritin(R) and Allegra(TM).

Studies to date indicate that norastemizole is a potentially effective and safe nonsedating antihistamine.

"We are very pleased to be collaborating with Janssen, one of the world's premier pharmaceutical companies," stated Timothy J. Barberich, President and Chief Executive Officer of Sepracor Inc.

Under the terms of the agreement, the companies will jointly fund the development of norastemizole, and Janssen has an option to acquire certain rights regarding the product in the United States and abroad. When exercised, Janssen and Sepracor will equally share the costs and profits associated with the further development, marketing and sales of norastemizole in the United States. Sepracor will also retain the right to co-promote the product in the United States. Alternatively, Sepracor can elect to receive royalties on Janssen sales of norastemizole in the United States in the event it decides not to co-promote the product. Outside of the United States, Janssen has the right to develop and market norastemizole, and Sepracor will earn royalties on product sales. In addition, Janssen has worldwide OTC rights to norastemizole.


                                    - more -

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   Sepracor Inc., 111 Locke Drive, Marlborough, MA 01752 Tel: (508) 481-6700
                              Fax: (508) 481-7683


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                                                              Sepracor/Janssen 2

"The first large-scale clinical trial which examines the benefits of norastemizole in treating seasonal allergic rhinitis is ongoing," said Dr. Paul
D. Rubin, Senior Vice President, Drug Development. "The trial includes approximately 750 patients in 30 centers."

"Janssen's co-promotion of norastemizole with Sepracor in the United States could further advance Sepracor's strategy to develop and market a portfolio of differentiated respiratory products," said David S. Barlow, President, Pharmaceuticals. "We are also developing levalbuterol and (R,R)-formoterol, two complementary asthma products which bolster our respiratory franchise. These drug candidates create a comprehensive product platform for our specialty respiratory field force."

Sepracor develops Improved Chemical Entities (ICE(TM)s), which have the potential to become improved versions of existing, widely sold drugs.

This news release contains forward-looking statements that involve risks and uncertainties, including statements with respect to the safety, efficacy and potential benefits of the company's ICE Pharmaceuticals under development. Among the factors that could cause actual results to differ materially from those indicated by such forward-looking statements are: the results of the company's clinical trials with respect to its products under development; the scope of the company's patent protection with respect to such product candidates; the availability of sufficient funds to continue research and development efforts; and certain other factors that may affect future operating results and are detailed in the company's periodic reports filed with the Securities and Exchange Commission.

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